Exhibit 99.1
IBM RELEASES FOURTH-QUARTER RESULTS
Revenue growth in all segments; Strong margin expansion and cash generation
ARMONK, N.Y., January 24, 2024 . . . IBM (NYSE: IBM) today announced fourth-quarter 2023 earnings results.
“In the fourth quarter, we grew revenue in all of our segments, driven by continued adoption of our hybrid cloud and AI offerings. Client demand for AI is accelerating and our book of business for watsonx and generative AI roughly doubled from the third to the fourth quarter," said Arvind Krishna, IBM chairman and chief executive officer. "For the year, revenue growth was in line with our expectations, and we exceeded our free cash flow objective. Based on the strength of our portfolio and demonstrated track record of innovation, for 2024 we expect revenue performance in line with our mid-single digit model and about $12 billion in free cash flow.”
Fourth-Quarter Highlights
•Revenue
–Revenue of $17.4 billion, up 4 percent, up 3 percent at constant currency
–Software revenue up 3 percent, up 2 percent at constant currency
–Consulting revenue up 6 percent, up 5 percent at constant currency
–Infrastructure revenue up 3 percent, up 2 percent at constant currency

•Profit Margin
–Gross Profit Margin: GAAP: 59.1 percent, up 1.4 points; Operating (Non-GAAP): 60.1 percent, up 1.4 points
–Pre-Tax Income Margin: GAAP: 21.6 percent, up 1.8 points; Operating (Non-GAAP): 24.0 percent, up 1.1 points

Full-Year Highlights
•Revenue of $61.9 billion, up 2 percent, up 3 percent at constant currency
–Software revenue up 5 percent
–Consulting revenue up 5 percent, up 6 percent at constant currency
–Infrastructure revenue down 5 percent, down 4 percent at constant currency

•Profit Margin
–Gross Profit Margin: GAAP: 55.4 percent, up 1.4 points; Operating (Non-GAAP): 56.5 percent, up 1.3 points
–Pre-Tax Income Margin: GAAP: 14.0 percent, up 12.1 points; Operating (Non-GAAP): 16.7 percent, up 0.4 points

•Cash Flow
–Net cash from operating activities of $13.9 billion, up $3.5 billion; free cash flow of $11.2 billion, up $1.9 billion

	FOURTH QUARTER 2023 INCOME STATEMENT SUMMARY
	Revenue		Gross Profit	Gross Profit Margin		Pre-tax Income	Pre-tax Income Margin		Net Income	Diluted Earnings Per Share
GAAP from Continuing Operations	$17.4B		$10.3B	59.1%		$3.8B	21.6%		$3.3B	$3.54
Year/Year	4	%(1)	7%	1.4	Pts	13%	1.8	Pts	14%	13%
Operating (Non-GAAP)			$10.4B	60.1%		$4.2B	24.0%		$3.6B	$3.87
Year/Year			7%	1.4	Pts	9%	1.1	Pts	9%	8%
(1) 3% at constant currency

“We again demonstrated the fundamental strengths of our business in the fourth quarter through solid, broad-based revenue growth, continued profit margin expansion, increased productivity gains and strong cash generation," said James Kavanaugh, IBM senior vice president and chief financial officer. "Throughout 2023, those strengths enabled us to increase our investment in R&D and talent, and complete nine acquisitions to bolster our hybrid cloud and AI capabilities, all while continuing to return value to shareholders through our dividend.”

Segment Results for Fourth Quarter
•Software — revenues of $7.5 billion, up 3.1 percent, up 2.0 percent at constant currency:
–Hybrid Platform & Solutions up 2 percent, up 1 percent at constant currency:
•Red Hat up 8 percent, up 7 percent at constant currency
•Automation up 1 percent, flat at constant currency
•Data & AI up 1 percent
•Security down 5 percent, down 6 percent at constant currency
–Transaction Processing up 5 percent, up 4 percent at constant currency

•Consulting — revenues of $5.0 billion, up 5.8 percent, up 5.5 percent at constant currency:
–Business Transformation up 6 percent, up 5 percent at constant currency
–Technology Consulting up 5 percent, up 4 percent at constant currency
–Application Operations up 7 percent, up 6 percent at constant currency

•Infrastructure — revenues of $4.6 billion, up 2.7 percent, up 2.0 percent at constant currency:
–Hybrid Infrastructure up 8 percent, up 7 percent at constant currency
•IBM zSystems up 8 percent
•Distributed Infrastructure up 8 percent, up 7 percent at constant currency
–Infrastructure Support down 9 percent

•Financing — revenues of $0.2 billion, up 1.8 percent, up 0.3 percent at constant currency

Cash Flow and Balance Sheet
In the fourth quarter, the company generated net cash from operating activities of $4.5 billion, up $0.5 billion year to year. Net cash from operating activities excluding IBM Financing receivables was $6.3 billion. IBM’s free cash flow was $6.1 billion, up $0.9 billion year to year. The company returned $1.5 billion to shareholders in dividends in the fourth quarter.
For the year, the company generated net cash from operating activities of $13.9 billion, up $3.5 billion year to year. Net cash from operating activities excluding IBM Financing receivables was $12.7 billion. IBM's free cash flow was $11.2 billion, up $1.9 billion year to year.
IBM ended the fourth quarter with $13.5 billion of cash and marketable securities, up $4.6 billion from year-end 2022. Debt, including IBM Financing debt of $11.9 billion, totaled $56.5 billion, up $5.6 billion since the end of 2022.

Full-Year 2023 Results

	FULL-YEAR 2023 INCOME STATEMENT SUMMARY
	Revenue		Gross Profit	Gross Profit Margin		Pre-tax Income	Pre-tax Income Margin		Net Income	Diluted Earnings Per Share
GAAP from Continuing Operations	$61.9B		$34.3B	55.4%		$8.7B	14.0%		$7.5B	$8.15
Year/Year	2	%(1)	5%	1.4	Pts	NM (2)	12.1	Pts(2)	NM (2)	NM	%(2)
Operating (Non-GAAP)			$34.9B	56.5%		$10.3B	16.7%		$8.9B	$9.62
Year/Year			5%	1.3	Pts	5%	0.4	Pts	7%	5%
(1) 3% at constant currency
(2) GAAP YTY results include the impact of a one-time, non-cash pension settlement charge related to the transfer of a portion of the company's U.S. defined benefit pension obligations and related plan assets to third-party insurers in third-quarter 2022.

Full-Year 2024 Expectations
•Revenue: The company expects constant currency revenue growth consistent with its mid-single digit model. At current foreign exchange rates, currency is expected to be about a one-point headwind to revenue growth
•Free cash flow: The company expects about $12 billion in free cash flow

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including, but not limited to, the following: a downturn in economic environment and client spending budgets; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; the company’s ability to successfully manage acquisitions, alliances and dispositions, including integration challenges, failure to achieve objectives, the assumption of liabilities and higher debt levels; fluctuations in financial results; impact of local legal, economic, political, health and other conditions; the company’s failure to meet growth and productivity objectives; ineffective internal controls; the company’s use of accounting estimates; impairment of the company’s goodwill or amortizable intangible assets; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; reliance on third party distribution channels and ecosystems; cybersecurity and data privacy considerations; adverse effects related to climate change and environmental matters; tax matters; legal proceedings and investigatory risks; the company’s pension plans; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; potential failure of the separation of Kyndryl Holdings, Inc. to qualify for tax-free treatment; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission or in materials incorporated therein by reference. Any forward-looking statement in this release speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release
In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information, which management believes provides useful information to investors:

IBM results —
•adjusting for currency (i.e., at constant currency);
•presenting operating (non-GAAP) earnings per share amounts and related income statement items;
•free cash flow;
•net cash from operating activities excluding IBM Financing receivables;
•adjusted EBITDA.

The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.

For watsonx and generative AI, book of business includes Software transactional revenue, SaaS Annual Contract Value and Consulting signings.

Conference Call and Webcast
IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. ET, today. The Webcast may be accessed via a link at https://www.ibm.com/investor/events/earnings-4q23. Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:	IBM
Sarah Meron, 347-891-1770
sarah.meron@ibm.com

Tim Davidson, 914-844-7847
tfdavids@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION
COMPARATIVE FINANCIAL RESULTS
(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022(1)
REVENUE BY SEGMENT
Software	$7,514	$7,288	$26,308	$25,037
Consulting	5,048	4,770	19,985	19,107
Infrastructure	4,604	4,483	14,593	15,288
Financing	175	172	741	645
Other	41	(22)	233	453
TOTAL REVENUE	17,381	16,690	61,860	60,530

GROSS PROFIT	10,267	9,632	34,300	32,687

GROSS PROFIT MARGIN
Software	81.7%	81.2%	80.1%	79.6%
Consulting	27.7%	27.4%	26.6%	25.5%
Infrastructure	60.6%	54.9%	56.0%	52.8%
Financing	50.2%	47.1%	48.1%	38.3%

TOTAL GROSS PROFIT MARGIN	59.1%	57.7%	55.4%	54.0%

EXPENSE AND OTHER INCOME
S,G&A	4,791	4,765	19,003	18,609
R,D&E	1,748	1,604	6,775	6,567
Intellectual property and custom development income	(242)	(245)	(860)	(663)
Other (income) and expense	(193)	(118)	(914)	5,803
Interest expense	405	313	1,607	1,216
TOTAL EXPENSE AND OTHER INCOME	6,509	6,320	25,610	31,531

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,759	3,312	8,690	1,156
Pre-tax margin	21.6%	19.8%	14.0%	1.9%
Provision for/(Benefit from) income taxes	474	443	1,176	(626)
Effective tax rate	12.6%	13.4%	13.5%	(54.2)%

INCOME FROM CONTINUING OPERATIONS	$3,285	$2,869	$7,514	$1,783

DISCONTINUED OPERATIONS
Income/(loss) from discontinued operations, net of taxes	3	(159)	(12)	(143)

NET INCOME	$3,288	$2,711	$7,502	$1,639

EARNINGS/(LOSS) PER SHARE OF COMMON STOCK
Assuming Dilution
Continuing Operations	$3.54	$3.13	$8.15	$1.95
Discontinued Operations	$0.00	$(0.17)	$(0.01)	$(0.16)
TOTAL	$3.55	$2.96	$8.14	$1.80

Basic
Continuing Operations	$3.59	$3.17	$8.25	$1.97
Discontinued Operations	$0.00	$(0.18)	$(0.01)	$(0.16)
TOTAL	$3.59	$2.99	$8.23	$1.82

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
Assuming Dilution	927.3	915.9	922.1	912.3
Basic	914.7	905.8	911.2	902.7

(1) Includes a one-time, non-cash, pre-tax pension settlement charge of $5.9 billion ($4.4 billion net of tax).

INTERNATIONAL BUSINESS MACHINES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

(Dollars in Millions)	At December 31, 2023	At December 31, 2022
ASSETS:
Current Assets:
Cash and cash equivalents	$13,068	$7,886
Restricted cash	21	103
Marketable securities	373	852
Notes and accounts receivable - trade, net	7,214	6,541
Short-term financing receivables, net	6,793	7,790
Other accounts receivable, net	640	817
Inventories	1,161	1,552
Deferred costs	998	967
Prepaid expenses and other current assets	2,639	2,611
Total Current Assets	32,908	29,118

Property, plant and equipment, net	5,501	5,334
Operating right-of-use assets, net	3,220	2,878
Long-term financing receivables, net	5,766	5,806
Prepaid pension assets	7,506	8,236
Deferred costs	842	866
Deferred taxes	6,656	6,256
Goodwill	60,178	55,949
Intangibles, net	11,036	11,184
Investments and sundry assets	1,626	1,617
Total Assets	$135,241	$127,243

LIABILITIES:
Current Liabilities:
Taxes	$2,270	$2,196
Short-term debt	6,426	4,760
Accounts payable	4,132	4,051
Deferred income	13,451	12,032
Operating lease liabilities	820	874
Other liabilities	7,022	7,592
Total Current Liabilities	34,122	31,505

Long-term debt	50,121	46,189
Retirement related obligations	10,808	9,596
Deferred income	3,533	3,499
Operating lease liabilities	2,568	2,190
Other liabilities	11,475	12,243
Total Liabilities	112,628	105,222

EQUITY:
IBM Stockholders’ Equity:
Common stock	59,643	58,343
Retained earnings	151,276	149,825
Treasury stock — at cost	(169,624)	(169,484)
Accumulated other comprehensive income/(loss)	(18,761)	(16,740)
Total IBM Stockholders’ Equity	22,533	21,944

Noncontrolling interests	80	77
Total Equity	22,613	22,021

Total Liabilities and Equity	$135,241	$127,243

INTERNATIONAL BUSINESS MACHINES CORPORATION
CASH FLOW ANALYSIS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in Millions)	2023	2022	2023	2022(1)
Net Cash from Operations per GAAP	$4,463	$3,965	$13,931	$10,435

Less: change in IBM Financing receivables	(1,887)	(1,788)	1,233	(717)
Capital Expenditures, net	(263)	(544)	(1,488)	(1,860)

Free Cash Flow	6,087	5,209	11,210	9,291

Acquisitions	(137)	(1,329)	(5,082)	(2,348)
Divestitures	—	1	(4)	1,272
Dividends	(1,518)	(1,494)	(6,040)	(5,948)
Non-Financing Debt	(2,025)	(2,777)	5,547	1,909
Other (includes IBM Financing net receivables and debt)	59	(498)	(1,009)	(2,893)

Change in Cash, Cash Equivalents, Restricted Cash and Short-term Marketable Securities	$2,466	$(888)	$4,622	$1,283

(1) Includes immaterial cash flows from discontinued operations.

INTERNATIONAL BUSINESS MACHINES CORPORATION
CASH FLOW
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in Millions)	2023	2022	2023	2022(1)
Net Income from Operations	$3,288	$2,711	$7,502	$1,639
Pension Settlement Charge	-	-	-	5,894
Depreciation/Amortization of Intangibles	1,152	1,137	4,395	4,802
Stock-based Compensation	291	248	1,133	987
Operating assets and liabilities / Other, net(2)	1,619	1,657	(332)	(2,170)
IBM Financing A/R	(1,887)	(1,788)	1,233	(717)
Net Cash Provided by Operating Activities	$4,463	$3,965	$13,931	$10,435

Capital Expenditures, net of payments & proceeds	(263)	(544)	(1,488)	(1,860)
Divestitures, net of cash transferred	-	1	(4)	1,272
Acquisitions, net of cash acquired	(137)	(1,329)	(5,082)	(2,348)
Marketable Securities / Other Investments, net	3,236	553	(496)	(1,265)
Net Cash Provided by/(Used in) Investing Activities	$2,837	$(1,318)	$(7,070)	$(4,202)

Debt, net of payments & proceeds	(122)	(1,350)	4,497	1,221
Dividends	(1,518)	(1,494)	(6,040)	(5,948)
Financing - Other	26	(8)	(226)	(231)
Net Cash Provided by/(Used in) Financing Activities	$(1,615)	$(2,852)	$(1,769)	$(4,958)

Effect of Exchange Rate changes on Cash	128	219	9	(244)
Net Change in Cash, Cash Equivalents and Restricted Cash	$5,814	$13	$5,101	$1,032

(1) Includes immaterial cash flows from discontinued operations.
(2) Full-year 2022 includes a $1.5 billion tax effect associated with the one-time, non-cash, pension settlement charge.

INTERNATIONAL BUSINESS MACHINES CORPORATION
GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
(Dollars in Billions)	2023	2022	Yr/Yr	2023	2022	Yr/Yr
Net Income as reported (GAAP)	$3.3	$2.7	$0.6	$7.5	$1.6	$5.9
Less: Income/(loss) from discontinued operations, net of tax	0.0	(0.2)	0.2	0.0	(0.1)	0.1
Income from continuing operations	3.3	2.9	0.4	7.5	1.8	5.7
Provision for/(Benefit from) income taxes from continuing ops.	0.5	0.4	0.0	1.2	(0.6)	1.8
Pre-tax income from continuing operations (GAAP)	3.8	3.3	0.4	8.7	1.2	7.5
Non-operating adjustments (before tax)
Acquisition-related charges(1)	0.4	0.4	0.0	1.7	1.8	(0.1)
Non-operating retirement-related costs/(income)(2)	0.0	0.1	(0.1)	0.0	6.5	(6.6)
Kyndryl-related impacts	—	0.0	0.0	—	0.4	(0.4)

Operating (non-GAAP) pre-tax income from continuing ops.	4.2	3.8	0.3	10.3	9.8	0.5

Net interest expense	0.3	0.2	0.0	0.9	1.1	(0.1)
Depreciation/Amortization of non-acquired intangible assets	0.7	0.7	0.0	2.8	3.1	(0.3)
Stock-based compensation	0.3	0.2	0.0	1.1	1.0	0.1
Workforce rebalancing charges	0.0	0.0	0.0	0.4	0.0	0.4
Corporate (gains) and charges(3)	0.0	0.0	0.0	(0.1)	(0.3)	0.3

Adjusted EBITDA	$5.5	$5.0	$0.4	$15.5	$14.6	$0.9

(1) Primarily consists of amortization of acquired intangible assets.
(2) Full-year 2022 includes a one-time, non-cash, pre-tax pension settlement charge of $5.9 billion.
(3) Corporate (gains) and charges primarily consists of unique corporate actions such as gains on divestitures.

INTERNATIONAL BUSINESS MACHINES CORPORATION
SEGMENT DATA
(Unaudited)

	Three Months Ended December 31, 2023

(Dollars in Millions)	Software	Consulting	Infrastructure	Financing
Revenue	$7,514	$5,048	$4,604	$175
Pre-tax Income from Continuing Operations(1)	$2,417	$582	$1,185	$117
Pre-tax Margin(1)	32.2%	11.5%	25.7%	67.3%
Change YTY Revenue	3.1%	5.8%	2.7%	1.8%
Change YTY Revenue - Constant Currency	2.0%	5.5%	2.0%	0.3%

	Three Months Ended December 31, 2022

(Dollars in Millions)	Software	Consulting	Infrastructure	Financing
Revenue	$7,288	$4,770	$4,483	$172
Pre-tax Income from Continuing Operations	$2,347	$523	$1,026	$75
Pre-tax Margin	32.2%	11.0%	22.9%	43.6%

(1) The fourth-quarter 2023 pre-tax charge of approximately $0.03 billion for workforce rebalancing is not included in the measure of segment pre-tax income, consistent with the company's management system.

	Year Ended December 31, 2023

(Dollars in Millions)	Software	Consulting	Infrastructure	Financing
Revenue	$26,308	$19,985	$14,593	$741
Pre-tax Income from Continuing Operations(1)	$6,571	$1,918	$2,421	$374
Pre-tax Margin(1)	25.0%	9.6%	16.6%	50.5%
Change YTY Revenue	5.1%	4.6%	(4.5)%	14.8%
Change YTY Revenue - Constant Currency	5.2%	6.1%	(3.9)%	15.0%

	Year Ended December 31, 2022

(Dollars in Millions)	Software	Consulting	Infrastructure	Financing
Revenue	$25,037	$19,107	$15,288	$645
Pre-tax Income from Continuing Operations	$6,162	$1,677	$2,262	$340
Pre-tax Margin	24.6%	8.8%	14.8%	52.6%

(1) The full-year 2023 pre-tax charge of approximately $0.4 billion for workforce rebalancing is not included in the measure of segment pre-tax income, consistent with the company's management system.

INTERNATIONAL BUSINESS MACHINES CORPORATION
U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION
(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended December 31, 2023
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Kyndryl- Related Impacts		Operating (Non-GAAP)
Gross Profit	$10,267	$172		$—		$—		$—		$10,439
Gross Profit Margin	59.1%	1.0	pts.	—	pts.	—	pts.	—	pts.	60.1%
S,G&A	$4,791	$(271)		$—		$—		$—		$4,520
Other (Income) & Expense	(193)	12		22		—		—		(159)
Total Expense & Other (Income)	6,509	(259)		22		—		—		6,272
Pre-tax Income from Continuing Operations	3,759	431		(22)		—		—		4,167
Pre-tax Income Margin from Continuing Operations	21.6%	2.5	pts.	(0.1)	pts.	—	pts.	—	pts.	24.0%
Provision for/(Benefit from) Income Taxes (4)	$474	$91		$19		$(4)		$—		$580
Effective Tax Rate	12.6%	0.9	pts.	0.5	pts.	(0.1)	pts.	—	pts.	13.9%
Income from Continuing Operations	$3,285	$339		$(41)		$4		$—		$3,587
Income Margin from Continuing Operations	18.9%	2.0	pts.	(0.2)	pts.	0.0	pts.	—	pts.	20.6%
Diluted Earnings Per Share: Continuing Operations	$3.54	$0.37		$(0.04)		$0.00		$—		$3.87

	Three Months Ended December 31, 2022
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Kyndryl- Related Impacts (3)		Operating (Non-GAAP)
Gross Profit	$9,632	$156		$—		$—		$—		$9,788
Gross Profit Margin	57.7%	0.9	pts.	—	pts.	—	pts.	—	pts.	58.6%
S,G&A	$4,765	$(262)		$—		$—		$0		$4,503
Other (Income) & Expense	(118)	(1)		(93)		—		2		(210)
Total Expense & Other (Income)	6,320	(263)		(93)		—		2		5,965
Pre-tax Income from Continuing Operations	3,312	419		93		—		(2)		3,823
Pre-tax Income Margin from Continuing Operations	19.8%	2.5	pts.	0.6	pts.	—	pts.	0.0	pts.	22.9%
Provision for/(Benefit from) Income Taxes (4)	$443	$109		$16		$(42)		$—		$526
Effective Tax Rate	13.4%	1.4	pts.	0.1	pts.	(1.1)	pts.	0.0	pts.	13.8%
Income from Continuing Operations	$2,869	$310		$77		$42		$(2)		$3,296
Income Margin from Continuing Operations	17.2%	1.9	pts.	0.5	pts.	0.3	pts.	0.0	pts.	19.8%
Diluted Earnings Per Share: Continuing Operations	$3.13	$0.34		$0.08		$0.05		$0.00		$3.60

(1)Includes amortization of purchased intangible assets, in process R&D, transaction costs, applicable restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs. 2023 also includes a gain of $12 million on foreign exchange call option contracts related to the company's planned acquisition of StreamSets and webMethods from Software AG.
(2)Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.
(3)Primarily relates to fair value changes in shares of Kyndryl common stock that were retained by IBM and the related cash-settled swap.
(4)Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION
U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION
(Unaudited; Dollars in millions except per share amounts)

	Year Ended December 31, 2023
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Kyndryl- Related Impacts		Operating (Non-GAAP)
Gross Profit	$34,300	$631		$—		$—		$—		$34,931
Gross Profit Margin	55.4%	1.0	pts.	—	pts.	—	pts.	—	pts.	56.5%
S,G&A	$19,003	$(1,039)		$—		$—		$—		$17,964
Other (Income) & Expense	(914)	10		39		—		—		(866)
Total Expense & Other (Income)	25,610	(1,029)		39		—		—		24,620
Pre-tax Income from Continuing Operations	8,690	1,660		(39)		—		—		10,311
Pre-tax Income Margin from Continuing Operations	14.0%	2.7	pts.	(0.1)	pts.	—	pts.	—	pts.	16.7%
Provision for/(Benefit from) Income Taxes (4)	$1,176	$368		$(8)		$(95)		$—		$1,441
Effective Tax Rate	13.5%	1.4	pts.	0.0	pts.	(0.9)	pts.	—	pts.	14.0%
Income from Continuing Operations	$7,514	$1,292		$(30)		$95		$—		$8,870
Income Margin from Continuing Operations	12.1%	2.1	pts.	0.0	pts.	0.2	pts.	—	pts.	14.3%
Diluted Earnings Per Share: Continuing Operations	$8.15	$1.40		$(0.03)		$0.10		$—		$9.62

	Year Ended December 31, 2022
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Kyndryl- Related Impacts (3)		Operating (Non-GAAP)
Gross Profit	$32,687	$682		$—		$—		$—		$33,370
Gross Profit Margin	54.0%	1.1	pts.	—	pts.	—	pts.	—	pts.	55.1%
S,G&A	$18,609	$(1,080)		$—		$—		$0		$17,529
Other (Income) & Expense	5,803	(3)		(6,548)		—		(351)		(1,099)
Total Expense & Other (Income)	31,531	(1,083)		(6,548)		—		(351)		23,549
Pre-tax Income from Continuing Operations	1,156	1,765		6,548		—		351		9,821
Pre-tax Income Margin from Continuing Operations	1.9%	2.9	pts.	10.8	pts.	—	pts.	0.6	pts.	16.2%
Provision for/(Benefit from) Income Taxes (4)	$(626)	$436		$1,615		$70		$—		$1,495
Effective Tax Rate	(54.2)%	14.2	pts.	52.6	pts.	0.7	pts.	1.9	pts.	15.2%
Income from Continuing Operations	$1,783	$1,329		$4,933		$(70)		$351		$8,326
Income Margin from Continuing Operations	2.9%	2.2	pts.	8.1	pts.	(0.1)	pts.	0.6	pts.	13.8%
Diluted Earnings Per Share: Continuing Operations	$1.95	$1.46		$5.41		$(0.08)		$0.38		$9.13

(1)Includes amortization of purchased intangible assets, in process R&D, transaction costs, applicable restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs. 2023 also includes a gain of $12 million on foreign exchange call option contracts related to the company's planned acquisition of StreamSets and webMethods from Software AG.
(2)Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs. 2022 also includes a one-time, non-cash, pre-tax pension settlement charge of $5.9 billion ($4.4 billion net of tax).
(3)Primarily relates to fair value changes in shares of Kyndryl common stock that were retained by IBM and the related cash-settled swap.
(4)Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION
GAAP OPERATING CASH FLOW TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in Billions)	2023	2022	2023	2022
Net Cash Provided by Operating Activities	$4.5	$4.0	$13.9	$10.4

Add:
Net interest expense	0.3	0.2	0.9	1.1
Provision for / (Benefit from) income taxes from continuing operations(1)	0.5	0.4	1.2	(0.6)

Less change in:
Financing receivables	(1.9)	(1.8)	1.2	(0.7)
Other assets and liabilities / Other, net(1)(2)	1.6	1.4	(0.7)	(3.1)

Adjusted EBITDA	$5.5	$5.0	$15.5	$14.6

(1)Full-year 2022 includes a $1.5 billion tax effect associated with the one-time, non-cash pension settlement charge.
(2)Other assets and liabilities / Other, net mainly consists of Operating assets and liabilities / Other, net in the Cash flow chart, workforce rebalancing charges, non-operating impacts and corporate (gains) and charges.